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                                                                    EXHIBIT 10.3

                       NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 30th day of May, 1997, by and between EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (the "Company") and SAMUEL ZELL (the "Trustee').

                                RECITALS

     A. The Company and the related entities listed on Exhibit A attached hereto and various subsidiaries thereof (the "Operating Subsidiaries") are engaged in the business of owning, operating, buying, selling, financing and managing office and parking facility properties throughout the United States (the "Business").

     B. The Trustee has been associated with the Company as a trustee since the Company was formed. As a trustee of the Company, the Trustee will have access to the Company's business plans, financial data and other highly confidential matters.

     C. The Company desires to have the Trustee enter into this Agreement in order to protect the Company and the Operating Subsidiaries from unfair competition. The Trustee is willing to enter into this Agreement as further inducement for the Company's acquisition of the Management Business (as defined in that certain Contribution Agreement dated as of April 30, 1997 among the Company, certain affiliates of the Trustee and the other parties thereto).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Trustee, the parties hereto agree as follows:

     1. Covenant Not to Compete. Subject to Section 2 below, the Trustee hereby agrees that during the term hereof, the Trustee shall not compete, in any manner directly or indirectly, on his own behalf, or on behalf of any corporation, partnership, trust, joint venture, individual or other entity, with the Business of the Company or any of the Operating Subsidiaries. As required by Maryland law (but throughout the entire term of this Agreement), the Trustee hereby agrees that any potential acquisitions of office and/or parking facility properties located in the United States of which he is aware will be offered to the Company.

     2. Permitted Activities. The restrictions against competition contained in Section 1 above shall not prohibit the Trustee, in any manner, directly or indirectly, on his own behalf or on behalf of any corporation, partnership, trust, joint venture, individual or other entity, from engaging in:

     (i) other activities related to real estate or the office property or parking facility business which do not compete with the Business;

     (ii) the Business with respect to Trustee's activities undertaken through Trustee's ownership interest in various entities which own the office properties and parking facility listed on Exhibit B attached hereto;

     (iii) the acquisition, operation, development, management, leasing or disposition of any office or parking facility properties which competes with the Business by any entity (an "Investment Entity") in which Trustee owns or acquires an equity interest (including interests as a general partner) either (xx) as a passive investor having no managerial or similar role with respect to such property or
(yy) to the extent permitted by Maryland law, where the Investment Entity owned the properties which are competitive with the Business prior to the Trustee's investment therein, the ownership and operation of such properties is incidental to the primary business activities of the Investment Entity, and subject to the rights of third party contractors, Trustee exercises his commercially reasonable best efforts to cause Equity Office Properties Management Corp. to enjoy a right of first refusal for the management of such properties; and

     (iv) the Business during the "Tail Period" (as defined in Section 3 below) so long as such activities relate to existing or proposed (a) office properties which are or will be located at least twenty-five (25) miles from any other office property or (b) parking facilities which are or will be located at least twenty-five (25) miles from any other parking facility property, in either case owned or managed by the Company or any of the Operating Subsidiaries.

     In addition, the Company acknowledges that the Trustee is a shareholder or otherwise has an ownership interest in (either directly or indirectly) and is an officer and/or a director of Equity Group Investments, Inc., Equity Residential Properties Trust, American Classic Voyages Co., Anixter International Inc., Antec Corporation, Jacor Communications, Inc., Capsure Holdings Corp., Manufactured Home Communities, Inc., Sealy Corporation, Quality Food Centers, Inc., Ramco Energy plc, TeleTech Holdings, Inc. and Chart House Enterprises, Inc. and that the covenants contained in Section 1 above shall not be deemed to prohibit such companies from engaging in the Business in competition with the Company and the Operating Subsidiaries, although to the best of the Trustee's knowledge, such aforementioned entities as of the date hereof have no intention of doing so.

     3. Term. This Agreement shall be in effect for such time as the Trustee is an officer, director or trustee of the Company or any of the Operating Subsidiaries and for a period of one (1) year thereafter (such additional one year period being referred to herein as the "Tail Period").

     4. Consideration. In consideration of the Trustee's non-competition commitments provided for herein, the Company agrees to acquire the Management Business from the Trustee's affiliates.

     5. Adequate Consideration and Ability to Earn Livelihood. The Trustee expressly acknowledges: (i) that he will be able to earn a livelihood without violating the covenants set forth in this Agreement, and (ii) that his ability to do so was a condition precedent to the Company's entering into this Agreement.

     6. Reasonable Limit. The Company and the Trustee have attempted to limit the Trustee's right to compete only to the extent necessary to protect the Company and the Operating Subsidiaries from unfair competition. The Trustee expressly acknowledges that the restrictive covenant contained in Section 1 above, along with the exceptions thereto contained in Section 2 above, constitute a reasonable restriction. If, however, the scope or enforceability of the restrictive covenant contained in this Agreement is disputed at any time, a court or other




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trier of fact may modify and enforce the covenant to the extent that it believes is reasonable under the circumstances existing at that time.

     7. Breach of Agreement

     (a) A party aggrieved shall notify the other party in writing of any conflicts, disputes or claims of breach arising under this Agreement. Within ten (10) working days after such notice is sent, the parties shall meet, shall develop, as fully as possible, the facts relating to the conflict, dispute or alleged breach, and shall attempt to resolve the same. If resolution of the dispute is not made to the satisfaction of the aggrieved party within thirty
(30) days after the notice is sent, the aggrieved party may pursue its legal and equitable remedies.

     (b) In the event of breach of this Agreement, the Trustee acknowledges that the remedy at law would be inadequate and that, in addition to monetary damages, the Company and the Operating Subsidiaries shall be entitled, after compliance with the dispute mechanism described in Section 7(a) above, without necessity of posting any bond, to an injunctive order restraining such breach immediately upon the commencement of any suit therefor by the Company or any of the Operating Subsidiaries.

     8. Transferability. The parties hereto agree that this Agreement shall inure to the benefit of the Company, the Operating Subsidiaries, and their respective successors and assigns and shall be fully transferable and assignable by the Company and each such Operating Subsidiary. Upon such transfer or assignment, this Agreement shall remain in full force and effect, under the terms herein, between the trustee and such transferees, assignees or successors in interest. This Agreement shall be binding upon the successors and assigns of the Trustee.

     9. Waiver. The waiver by any party to this Agreement of a breach by any party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any other party. No waiver of any provision of this Agreement shall be effective, unless in writing and signed by the party waiving its rights, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10. Notices. All notices, requests, demands and other communications given by any party hereto shall be in writing and shall be deemed to be duly given if delivered, or if mailed first class, return receipt requested, addressed as follows:




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To the Company:                    To the Trustee:
Equity Office Properties Trust     Two North Riverside Plaza
Two North Riverside Plaza          Suite 600
Suite 2200                         Chicago, Illinois  60606
Chicago, Illinois  60606
Attention:  President              with a copy to:
                                   Equity Group Investments, Inc.
                                   Donald J. Liebentritt
                                   General Counsel
                                   Two North Riverside Plaza
                                   Suite 600
                                   Chicago, Illinois  60606

     11. Entire Agreement. This instrument supersedes all prior understandings and agreements of the parties hereto and contains the entire agreement of the parties with respect to the subject matter hereof and may not be amended or changed, except by an agreement in writing entered into by the parties hereto.

     12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     13. Severability. If a court of competent jurisdiction adjudicates any one or more of this Agreement's provisions as invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent and duration of such invalidity, illegality or unenforceability and such invalidity, illegality or unenforceability shall not affect the remaining substance of such provision or any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal or unenforceable provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


COMPANY:                                     TRUSTEE:

EQUITY OFFICE PROPERTIES TRUST,
a Maryland real estate investment trust

By:  /s/ Stanley M. Stevens                  /s/ Samuel Zell
     ----------------------------            --------------------
Its: Executive Vice President                Name:  Samuel Zell
     ----------------------------






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                               EXHIBIT A

                            RELATED ENTITIES



EOP Operating Limited Partnership and any subsidiary partnerships, limited liability companies, trusts or corporations in which it has an interest

Equity Office Properties Management Corp.

Any corporation, partnership, limited liability company or trust in which the Company has an interest

                               EXHIBIT B

              OTHER OFFICE AND PARKING FACILITY PROPERTIES



             OFFICE PROPERTIES               LOCATION
             ------------------------------  ---------------------

             ZELL/LURIE
             6300 West Loop South            Bellaire, Texas
             Concourse Office Plaza          Skokie, Illinois
             Eastland Commerce               Columbus, Ohio
             Jefferson Plaza                 Arlington, Virginia
             Palo Alto Square                Palo Alto, California
             Two North Riverside             Chicago, Illinois

             FIRST CAPITAL
             12356 Featherwood               Houston, Texas
             1800 Sherman                    Evanston, Illinois
             Brookwood Metroplex             Birmingham, Alabama
             Burlington I                    Ann Arbor, Michigan
             Burlington II                   Ann Arbor, Michigan
             Burlington III                  Ann Arbor, Michigan
             Citrus Center                   Orlando, Florida
             Ellis Building                  Sarasota, Florida
             Foxhall Square                  Washington, DC
             Holiday Office Park             Lansing, Michigan
             Lakeview Office Park            Indianapolis, Indiana
             Meidinger Tower                 Louisville, Kentucky
             Park Plaza Professional         Houston, Texas
             Prentice Plaza                  Englewood, Colorado

             PARKING FACILITIES
             ------------------

             Washington Madison Wells        Chicago, Illinois